                                                                   Exhibit 10.23


                        LMX QUOTA SHARE RETROCESSIONAL
                               AGREEMENT AR 1846

                            RENEWAL PLACEMENT SLIP
                            ----------------------

RETROCEDENT:   Continental Casualty Company (20443)
               Chicago, Illinois

EFFECTIVE:     As respects original contracts written or renewed during the 12 month term beginning January 1, 1995.

               Cessions in force to run off until natural expiry, plus an additional 12 month period. In addition, run off provisions hereunder will extend to cover all standard run off obligations under each original cession in force at the time of cancellation.

               In the event a Retrocessionaire opts not to continue its participation on the Agreement replacing this Agreement, it will remit to the Retrocedent 30 days after the close of the year 90% of the positive balance of premium received, less losses paid, and less ceding commission and other commissions paid. This provision will not apply in the event that this contract is not renewed.

BUSINESS
COVERED: All London Market Catastrophe Excess of Loss business, where 100% of the layer is written by the Retrocedent and coded Product Type 6308.

EXCLUSIONS:    As per original.

TERRITORY:     Losses wheresoever arising

LIMIT:         LAYER A
               -------

               33.33% Quota Share of $20,000,000 (or $6,666,000) of aggregate cover any one occurrence. Subject to a maximum of up to $5,000,000 in the aggregate or Sterling equivalent any one occurrence, any one original reinsured.

               LAYER B
               -------

               33.33% Quota Share of $17,500,000 (or $5,832,750) of aggregate cover any one occurrence. Subject to a maximum of up to $5,000,000 in the aggregate or Sterling equivalent any one occurrence, any one original reinsured.

RATE: Original Gross Reinsurance Premium less any commissions paid under reinsured original contracts and ceding commission.

CEDING
COMMISSION:    3.0% (FLAT)

WARRANTY:      The Retrocedent and Retrocessionaires hereunder shall retain all business subject to this Agreement net and unreinsured in any way.

FUNDING OF
RESERVES:      Letters of Credit (Citibank Scheme) as required by Retrocedent, in respect of unearned premium and known outstanding losses reported to Retrocessionaires, excluding losses incurred but not reported to Retrocessionaires, in compliance with statutory/regulatory requirements from non-admitted
               Retrocessionaires only.

CASH
LOSSES:        $250,000 (on a 100% basis).

REPORTS &
REMITTANCES:   Both 30 days after the close of each quarter. Annual report 60 days after the expiration of the Agreement. (Per attached)

CURRENCY:      All transactions hereunder to be in U.S. Dollars, losses in other currencies to be converted to U.S. Dollars at the same rates of exchange used by the Retrocedent in their own books.

WORDING:       To be agreed.

GENERAL
CONDITIONS:    All cessions hereunder will be at the same terms, conditions and warranties as original and will follow original settlement made by the Retrocedent.

               Inter-Company Pooling Clause
               Confidentiality Clause (per attached)
               Salvage and Subrogation Clause
               Settlements Clause (per attached)
               Offset Clause
               ECO Clause--N.M.X. 100

GENERAL
CONDITIONS:
(con't.)       Errors and Omissions Clause
               Amendments Clause
               Access to Records Clause (per attached)
               Interest Penalty Clause (per attached)
               Insolvency Clause
               Arbitration Clause
               Taxes Clause
               FET Clause
               Service of Suit Clause
               Aon Re Inc. Intermediary Clause

Please indicate your desired participation by signing and returning one (1) copy of this Placement Slip to Aon Re Inc.

REINSURER:      La Salle Re Limited
         ------------------------------------------------

THRU:
     ----------------------------------------------------

AUTHORIZED                                 REFERENCE
PERCENTAGE:     47.50%                     NUMBER:      TBA
           -----------------------------          -------------
              (Layer A)

AUTHORIZED                                 REFERENCE
PERCENTAGE:     31.43%                     NUMBER:      TBA
           -----------------------------          -------------
              (Layer B)

BY: /s/ Guy Hengesbaugh                    DATED: 4 January 1995
   -------------------------------------         ---------------

(For processing purposes it is important that you provide your Company's reference number for this program.)

                            REPORTS AND REMITTANCES
                            -----------------------

Within 30 days after the close of each quarter, the Retrocedent shall furnish the Retrocessionaires with a report summarizing the gross premium, commission allowed on the gross premium, premium ceded less return premium and commission, losses paid, loss expenses paid, salvage recovered, and net balance due either party. The quarterly report also shall contain a statement showing the total reserves for outstanding losses including loss expenses and a list of all catastrophic code numbers assigned by the Property Claims Services division of the American Insurance Services Group, Inc. for paid and outstanding catastrophe losses and expenses incurred during the quarter. All amendments or adjustments, including reinstatement premium, shall be accounted for on a year-of-account basis. Amounts due the Retrocessionaires shall be remitted with said report. Amounts due the Retrocedent shall be remitted within 30 days following receipt of report.

Within 60 days following the expiration of the Agreement, the Retrocedent shall furnish the Retrocessionaires with a report detailing the unearned premium, calculated on a monthly pro rata basis, as well as the December 31st state of each year's loss or losses. The Retrocedent shall also furnish the Retrocessionaires with any additional information they may require to prepare their financial statements.

Should payment due from the Retrocessionaires exceed their share of $250,000, the Retrocedent may give the Retrocessionaires notice of payment made or its intention to make payment on a certain date. If the Retrocedent has paid the loss, payment shall be made by the Retrocessionaires immediately. If the Retrocedent intends to pay the loss by a certain date and has submitted a proof of loss or similar document, payment shall be due from the Retrocessionaires
24 hours prior to that date, provided the Retrocessionaires have a period of five working days after receipt of said notice to dispatch the payment. Cash loss amounts specifically remitted by the Retrocessionaires as set forth herein shall be credited to their next quarterly account.

                                CONFIDENTIALITY
                                ---------------

It is a condition precedent to any indemnification under this Agreement that the Retrocedent shall not disclose any details of this Agreement at any time to any third party without the approval of the Retrocessionaires. Notwithstanding the foregoing, the Retrocedent may disclose details of this Agreement to Names and their agents, auditors, accountants, and other third parties as may be required in order to comply with law or with the bylaws of Lloyd's, provided that they themselves respect the confidentiality of this undertaking.

                                  SETTLEMENTS
                                  -----------

The Retrocedent shall have the right to settle all claims under its original contracts. All settlements, provided they are within the terms of this Agreement, shall be unconditionally binding on the Retrocessionaires in proportion to their participation in the Agreement, upon provision by the Retrocedent of the following: identification of loss including date and documented settlement/loss amounts and expenses received by the Retrocedent subject to this Agreement.

                               ACCESS TO RECORDS
                               -----------------

The Retrocessionaires, or their duly accredited representatives, shall have access to the books and records of the Retrocedent on matters reasonably relating to this reinsurance at all reasonable times for the purpose of obtaining information concerning this Agreement or the subject matter hereof. Except as provided in the following sentence, access to premium records is restricted to within four years of the expiration of this Agreement. A Retrocessionaire shall be permitted access to premium records subsequent to the aforementioned period only on the condition that either a) there are no balances payable hereunder by the Retrocessionaire which are overdue as provided in the Interest Penalty Article of this Agreement, or b) the Retrocessionaire has funded all balances due hereunder in an interest-bearing trust fund or with a Letter of Credit as hereinafter provided.

Should the Retrocessionaire choose option b) of the foregoing paragraph, the Retrocessionaire agrees to provide the Retrocedent a Trust Agreement established at Morgan Guaranty Trust Company of New York, New York, or at a mutually agreed successor Trustee, or a clean, irrevocable, and evergreen Letter of Credit, issued by Morgan Guaranty Trust Company of New York, New York, or by a mutually agreed bank, of which the Retrocedent shall be the beneficiary, which shall secure in full all balances due from the Retrocessionaire to the Retrocedent with respect to this Agreement. Such Trust Agreement and/or Letter of Credit shall be established under the laws of the state of New York and shall meet all requirements of the state regulatory authorities applicable to the Retrocedent. The Retrocessionaire is responsible for all costs associated with providing such Trust Agreement and/or Letters of Credit as required under this Article.

                               INTEREST PENALTY
                               ----------------

The interest amounts provided for in this Article shall apply to the Retrocessionaire or to the Retrocedent in the following circumstances:

     A. Loss payment owed by the Retrocessionaire to the Retrocedent shall have a due date to the Retrocedent of 90 calendar days following the date of the billing/proof of loss.

     B. Payment of any premium shall be due to the Retrocessionaires within 90 calendar days of the date specified in this Agreement. Any premium adjustments shall be due by the debtor party within 150 calendar days of the expiry of this Agreement.


     C. Payment on return of premiums, commissions, profit sharing, or any amounts not provided in paragraphs A. or B. above, shall have the due date as specified in this Agreement. If no due date is specified, the due date shall be 90 days following the date of billing.

     D. Failure by the Retrocessionaire or the Retrocedent to comply with their respective payment obligations within the time periods as herein provided shall result in a compound interest penalty payable at a rate equal to the 90-day Treasury Bill rate as published in the Money Rate Section or any successor section of The Wall Street Journal on the first business day following the date a remittance becomes due, plus 1% per annum, to be compounded and adjusted quarterly. Any interest which occurs pursuant to this Article shall be calculated by the party to which it is owed. The accumulation of the number of days that any payment is past due shall stop on the date that the Intermediary, where applicable, receives payment.

     E. The validity of any claim or payment may be contested under the provisions of this Agreement. If the debtor party prevails in an arbitration or any other proceeding, there shall be no interest penalty due. Otherwise, any interest shall be calculated and due as outlined above.

     F. If a Retrocessionaire advances payment of any claim it is contesting, and prevails in the contest, the Retrocedent shall return such payment plus pay interest on same, calculated as per the provisions of this Article.

     G. Any interest that occurs pursuant to this Article may be waived by the party to which it is owed. Further, any interest which is calculated pursuant to this Article that is $100 or less shall be waived. Waiver of such interest, however, shall not affect the waiving party's rights to similar interest for any other failure by the other party to make payment when due under this Article.

     H. Nothing in this Article shall diminish any legal remedies that either party may have against the other.

                               ENDORSEMENT NO. 1
                                      to
                      INTERESTS AND LIABILITIES AGREEMENT
                      attaching to and forming a part of
             LMX CATASTROPHE QUOTA SHARE RETROCESSIONAL AGREEMENT

                                   between

                         CONTINENTAL CASUALTY COMPANY
                            an ILLINOIS corporation
                    (hereinafter called the "Retrocedent")

                                     and

                              LASALLE RE LIMITED
                             a BERMUDA corporation
            (hereinafter called the "Subscribing Retrocessionaire")


     It is hereby mutually understood and agreed by and between the Retrocedent and the Retrocessionaire that Addendum No. 1 attaches to and forms a part of the captioned Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Endorsement to be executed in duplicate by their duly authorized representatives.

Signed at CHICAGO, ILLINOIS

                         CONTINENTAL CASUALTY COMPANY

Signature:   /s/  M. J. Laughlin       Title:      Director
            ----------------------                 ----------------------------


Attest:      /s/  Albert Moy           Date:       April 22, 1996
            ----------------------                 ----------------------------


Signed at HAMILTON, BERMUDA

                              LASALLE RE LIMITED

Signature:   /s/  M. C. Stockton       Title:      Vice President & Underwriter
            ----------------------                 ----------------------------
            Mark Stockton

Attest:      /s/  Pat Dill             Date:       June 21st, 1996
            ----------------------                 ----------------------------

                     INTERESTS AND LIABILITIES AGREEMENT
                      attaching to and forming a part of
             LMX CATASTROPHE QUOTA SHARE RETROCESSIONAL AGREEMENT


                                    between

                         CONTINENTAL CASUALTY COMPANY
                            an ILLINOIS corporation
                    (hereinafter called the "Retrocedent")


                                      and


                              LASALLE RE LIMITED
                             a BERMUDA corporation
            (hereinafter called the "Subscribing Retrocessionaire")


     If is hereby mutually understood and agreed by and between the Retrocedent and the Subscribing Retrocessionaire that effective 12:01 a.m., Standard Time, January 1, 1995 to 12:01 a.m., Standard Time, January 1, 1996, the Subscribing Retrocessionaire's share in the interests and liabilities of the Retrocessionaires on the attached Agreement will be 47.50%.

     The share of the Subscribing Retrocessionaire will be separate and apart from the shares of the other Retrocessionaires and will not be joint with those of the other Retrocessionaires, and the Subscribing Retrocessionaire will in no event participate in the interests and liabilities of the other
Retrocessionaires.

     If the Subscribing Retrocessionaire wishes to designate an alternate party to that named in the Service of Suit Article contained in the attached Agreement, then service of process will be made upon the party hereinafter named:


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

     IN WITNESS WHEREOF, the parties hereto have caused this Interests and Liabilities Agreement to be executed in duplicate by their duly authorized representatives.

Signed at CHICAGO, ILLINOIS

                         CONTINENTAL CASUALTY COMPANY

Signature: /s/ M. J. Laughlin                 Title:  Director
           --------------------------------         ----------------------------

Attest: /s/ Albert Moy                        Date:  April 22, 1996
       ------------------------------------        -----------------------------

Signed at HAMILTON, BERMUDA

                              LASALLE RE LIMITED


Signature: /s/ M. C. Stockton               Title: Vice President & Underwriter
          ------------------------------          -----------------------------
          Mark Stockton

Attest: /s/  Pat Dill                       Date: June 21st, 1996
       ---------------------------------         ------------------------------

                                ADDENDUM NO. 1
                                --------------

                      Attaching to and forming a part of

             LMX CATASTROPHE QUOTA SHARE RETROCESSIONAL AGREEMENT

ISSUED TO:  CONTINENTAL CASUALTY COMPANY
            CHICAGO, ILLINOIS

ISSUED BY:  VARIOUS RETROCESSIONAIRES IDENTIFIED BY
            INTERESTS AND LIABILITIES AGREEMENTS

     It is hereby mutually understood and agreed that as respects losses occurring on original contracts written or renewed with an effective date during the 12-month term commencing May 10, 1995 at 12:01 a.m. Standard Time, the Inter-Company Pooling Arrangement Article of the captioned Agreement shall be amended in its entirety to read as follows:

          "INTER-COMPANY POOLING ARRANGEMENT
           ---------------------------------

               "The Retrocedent has entered into reinsurance agreements whereby it assumes 100% of the liability of other member companies of the CNA Insurance Group. This Agreement protects such assumed liability and attaches prior to redistribution, if any, within the Group. Such redistribution shall be disregarded for all purposes of this Agreement. For all purposes of this Agreement, "other member companies of the CNA Insurance Group" are: National Fire Insurance Company of Hartford, American Casualty Company of Reading Pennsylvania, Transportation Insurance Company, Transcontinental Insurance Company, Valley Forge Insurance Company, CNA Casualty of California, CNA Lloyd's of Texas, and Columbia Casualty Company.

               "The Retrocedent shall include the insurance companies of the Continental Corporation which are affiliated with, controlled by or under common management of CNA Insurance Group.

               "Notice shall be given to the Retrocessionaires within 45 days of the acquisition of a company not previously a member of the CNA Insurance Group having in-force business that the Retrocedent wishes to have covered by this Agreement. In the event either party hereto maintains that the inclusion hereunder of some portion of the in force business of any such new acquisition calls for alteration in the existing terms of this Agreement, and the parties are unable to negotiate terms that are mutually acceptable, then that portion of the newly acquired in force business not considered mutually acceptable shall be covered for an additional period of

          45 days from the date the dissenting party gives to the other written notice that said portion of the newly acquired in force business is unacceptable."

     All other terms and conditions of the captioned Agreement shall remain unchanged.

             LMX CATASTROPHE QUOTA SHARE RETROCESSIONAL AGREEMENT
             ----------------------------------------------------


                                                               ARTICLE    PAGE
                                                               -------    ----

     COVERAGE                                                      I        2
     TERM                                                         II        3
     TERRITORY                                                   III        4
     EXCLUSIONS                                                   IV        4
     DEFINITIONS                                                   V        4
     REINSURANCE PREMIUM AND CEDING COMMISSION                    VI        5
     EXTRA CONTRACTUAL OBLIGATIONS                               VII        5
     REPORTS AND REMITTANCES                                    VIII        5
     RESERVES AND LETTERS OF CREDIT                               IX        7
     INTEREST PENALTY                                              X        9
     SETTLEMENTS                                                  XI       10
     OFFSET                                                      XII       10
     SALVAGE AND SUBROGATION                                    XIII       11
     WARRANTY                                                    XIV       11
     DELAYS, ERRORS, OR OMISSIONS                                 XV       11
     AMENDMENTS                                                  XVI       12
     ACCESS TO RECORDS                                          XVII       12
     CONFIDENTIALITY                                           XVIII       13
     INSOLVENCY                                                  XIX       13
     ARBITRATION                                                  XX       15
     TAXES                                                       XXI       16
     FEDERAL EXCISE TAX                                         XXII       16
     CURRENCY                                                  XXIII       17
     SERVICE OF SUIT                                            XXIV       17
     INTER-COMPANY POOLING ARRANGEMENT                            XV       18
     INTERMEDIARY                                               XXVI       19

             LMX CATASTROPHE QUOTA SHARE RETROCESSIONAL AGREEMENT
             ----------------------------------------------------


     THIS AGREEMENT is made and entered into by and between CONTINENTAL CASUALTY COMPANY, CHICAGO, ILLINOIS, (hereinafter called the "Retrocedent") of the one part, and the various Retrocessionaires as identified by the attached Interests and Liabilities Agreements (hereinafter called the "Retrocessionaires") of the other part.

     WITNESSETH:

     That in consideration of the mutual covenants hereinafter contained and upon the terms and conditions hereinbelow set forth, the parties hereto agree as follows:

                                   ARTICLE I
                                   ---------

COVERAGE
--------

     The Retrocedent shall cede to the Retrocessionaires, and the Retrocessionaires shall accept, a 33.33% of $5,000,000 (i.e., $1,666,500) quota share participation in respect to all original contracts written or renewed by the Retrocedent with an effective date during the term of this Agreement and classified by the Retrocedent as "London Market Catastrophe Excess of Loss Reinsurance," where 100% of the layer is written by the Retrocedent and coded Product Type 6308.

     The limit of liability to the Retrocessionaires shall not exceed 33.33% of $5,000,000 (i.e., $1,666,500) any one occurrence, any one original reinsured, subject to an aggregate limitation of no more than 33.33% of $20,000,000 (i.e., $6,666,000) any one occurrence. Should any loss involve this reinsurance, the obligation of the Retrocessionaires shall be automatically reinstated as to any subsequent loss for the full amount of reinsurance as set forth above. The Retrocedent shall retain a minimum of 66.67% of $5,000,000 (i.e., $3,333,500) of all cessions to this Agreement net.

     All reinsurance for which the Retrocessionaires shall be obligated by virtue of this Agreement shall be subject to the same terms, rates, conditions, interpretations, waivers, modifications, and alterations as the respective original contracts of the Retrocedent to which this reinsurance applies. Nothing herein shall in any manner create any obligations or establish any rights against the Retrocessionaires in favor of any third parties or any persons not parties to this Agreement except as provided in the Insolvency Article. The Retrocedent shall be the sole judge of what constitutes any one occurrence, any one original insured.

                                  ARTICLE II
                                  ----------

TERM
----

     This Agreement shall apply to all losses occurring on original contracts written or renewed with an effective date during the 12-month period commencing January 1, 1995, 12:01 a.m. Standard Time. The Retrocessionaires shall remain liable for all losses under original contracts in force until their expiration or renewal dates, whichever come first, plus an additional 12 month period should an original contract be renewed at an original reinsured's option. In addition, the Retrocessionaires shall remain liable as respects any run-off obligations under the original contracts covered hereunder.

     In the event a Retrocessionaire opts not to continue its participation on the agreement replacing this Agreement, the Retrocessionaire shall remit to the Retrocedent 90% of the Retrocessionaire's share of the positive balance of premium received, less losses paid, and less ceding and other commissions within 30 days after the termination of the Agreement. This provision shall not apply in the event this Agreement is not renewed.

     Notwithstanding the cancellation of this Agreement as hereinabove provided, its provisions shall continue to apply to all unfinished business hereunder to the end that all obligations and liabilities incurred by each party hereunder prior to such termination shall be fully performed and discharged.



                                  ARTICLE III
                                  -----------

TERRITORY
---------

     This Agreement shall apply to losses wheresoever arising.


                                  ARTICLE IV
                                  ----------

EXCLUSIONS
----------

     No indemnity shall be provided hereunder for any liability excluded under the Retrocedent's original contracts.


                                   ARTICLE V
                                   ---------

DEFINITIONS
-----------

     "Original contracts" as used in this Agreement shall mean reinsurance treaties, binders, cover notes, slips, policies, contracts, or agreements, whether written or oral.

     "Occurrence" as used in this Agreement is defined as on the original contracts covered hereunder.

     "Loss" as used in this Agreement shall mean the amount of any settlement, award, or judgment paid by the Retrocedent or for which the Retrocedent has become liable to pay after deduction of all recoveries, salvages, subrogations, and other reinsurances whether recovered or not. Loss shall not include loss expense, unless the original contracts reinsured hereunder define loss as including loss expense.

     "Loss expense" as used in this Agreement shall mean all expenses incurred by the Retrocedent in the investigation, appraisal, adjustment, litigation and/or defense of claims under original contracts reinsured hereunder, including court costs and interest accrued before and after final judgment, but excluding internal office expenses, salaries, and other remuneration of regular employees (other than staff field adjusters) of the original reinsureds or the Retrocedent. The Retrocessionaires shall bear their pro rata shares of all such loss expense (unless defined as part of loss in reinsured original contracts) and shall benefit pro rata in all salvages, subrogations, discounts and other recoveries.


                                  ARTICLE VI
                                  ----------

REINSURANCE PREMIUM AND CEDING COMMISSION
-----------------------------------------

     The Retrocedent shall cede to the Retrocessionaires their proportionate share of the original premium on all original contracts written or renewed with an effective date on or after the inception of this Agreement for the business described in the Coverage Article, less the ceding commission set forth below.

     The Retrocessionaires shall allow the Retrocedent a 3% flat ceding commission in addition to any commissions being paid under the original contracts reinsured hereunder.


                                  ARTICLE VII
                                  -----------

EXTRA CONTRACTUAL OBLIGATIONS
-----------------------------

     This Agreement shall protect the Retrocedent, within the limits hereof, for liability incurred in accordance with the provisions of the extra contractual obligations clauses contained in the original contracts covered hereunder.


                                 ARTICLE VIII
                                 ------------

REPORTS AND REMITTANCES
-----------------------

     Within 30 days after the close of each quarter, the Retrocedent shall furnish the Retrocessionaires with a report summarizing the gross premium, commission allowed on the gross premium, premium ceded less return premium and commission, losses paid, loss expenses paid, salvage recovered, and net balance due either party. The quarterly report also shall contain a statement showing the total reserves for outstanding losses including loss expenses and a list of all catastrophe code numbers assigned by the Property Claim Services division of American Insurance Services Group, Inc. for paid and outstanding catastrophe losses and loss expense incurred during the quarter. All amendments or adjustments, including reinstatement premium, shall be accounted for on a year-of-account basis. Amounts due the Retrocessionaires shall be remitted with said report. Amounts due the Retrocedent shall be remitted within 30 days following receipt of the report.

     Within 60 days following the expiration of this Agreement, the Retrocedent shall furnish the Retrocessionaires with a report detailing the unearned premium, calculated on a monthly pro rata basis, as well as the December 31st state of losses. The Retrocedent shall also furnish the Retrocessionaires with any additional information they may require to prepare their financial statements.

     Should payment due from the Retrocessionaires exceed their share of $250,000, the Retrocedent may give the Retrocessionaires notice of payment made or its intention make payment on a certain date. If the Retrocedent has paid the loss, payment shall be made by the Retrocessionaires immediately. If the Retrocedent intends to pay the loss by a certain date and has submitted a proof of loss or similar document, payment shall be due from the Retrocessionaires 24 hours prior to that date, provided the Retrocessionaires have a period of five working days after receipt of said notice to dispatch the payment. Cash loss amounts specifically remitted by the Retrocessionaires as set forth herein shall be credited to their next quarterly account.

                                  ARTICLE IX
                                  ----------

RESERVES AND LETTERS OF CREDIT
------------------------------

     (This Article is only applicable to those Retrocessionaires who cannot qualify for credit by each governmental authority having jurisdiction over the Retrocedent's reserves.)

     As regards original contracts issued by the Retrocedent coming within the scope of this Agreement, the Retrocedent agrees that, when it files with the Insurance Department or sets up on its books reserves for known losses that have been reported to the Retrocessionaires (including loss and loss expense paid by the Retrocedent and loss and loss expense reported and outstanding) and/or reserves for unearned premium, which it is required by law to set up, it shall forward to the Retrocessionaires a statement showing the proportion of such loss reserves applicable to them. The Retrocessionaires hereby agree that they shall apply for and secure delivery to the Retrocedent of a clean, irrevocable, and unconditional Letter of Credit, dated on or before December 31 of the year in which the request is made, and issued by Citibank, N.A., and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Retrocedent's reserves, in an amount equal to the Retrocessionaire's proportion of such reserves applicable to them as shown in the statement prepared by the Retrocedent. Under no circumstances shall any amount relating to reserves in respect of Incurred But Not Reported losses be included in the amount of the Letter of Credit.
     The Letter of Credit shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless 30 days prior to any expiration date Citibank N.A. notifies the Retrocedent by registered mail that it elects not to consider the Letter of Credit extended for any additional period.
     Notwithstanding any other provisions of this Agreement, the Retrocedent or its court-appointed successor in interest may draw upon such credit at any time without diminution because of the insolvency of the Retrocedent or of any Retrocessionaire for one or more of the following purposes only:

     A. To reimburse the Retrocedent for the Retrocessionaire's share of unearned premium on original contracts reinsured hereunder or account of cancellations of such original contracts.

     B. To pay the Retrocessionaires share or to reimburse the Retrocedent for the Retrocessionaire's share of any loss reinsured by this Agreement, which has not been otherwise paid.

     C. To make refund of any sum in excess of the actual amount required to pay the Retrocessionaire's share of any liability reinsured by this Agreement.

     D. In the event of non-extension of the Letter of Credit as provided for above, to establish deposit of the Retrocessionaire's share for unearned premium and/or losses, including reserves for incurred but not reported losses under this Agreement. Such cash deposit shall be held in an interest bearing account separate from the Retrocedent's other assets, and interest thereon shall accrue to the benefit of the Retrocessionaires.

     Citibank, N.A. shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Retrocedent or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Retrocedent.

     At annual intervals, or more frequently as agreed but never more frequently than semi-annually, the Retrocedent shall prepare, for the sole purpose of amending the Letter of Credit, a specific statement of the Retrocessionaires' share of reserves for losses and/or unearned premium. If the statement shows that the Retrocessionaires' share of such reserves exceeds the balance of credit as of the statement date, the Retrocessionaires shall, within 30 days after receipt of notice of such excess, secure delivery to the Retrocedent of an amendment of the Letter of Credit, increasing the amount of credit by the amount of such difference. If, however, the statement shows that the Retrocessionaires' share of such reserves is less than the balance of credit as of the statement date, the Retrocedent shall, within 30 days after receipt of written request from the Retrocessionaires, release such excess credit by agreeing to secure an amendment to the Letter of Credit, reducing the amount of credit available by the amount of such excess credit.


                                   ARTICLE X
                                   ---------

INTEREST PENALTY
----------------

     The interest amounts provided for in this Article will apply to the Retrocessionaires or to the Retrocedent in the following circumstances:

     A. Loss payments owed by the Retrocessionaires to the Retrocedent shall have a due date to the Retrocedent of 90 calendar days following the date of the billing/proof of loss.

     B. Payment of any premium shall be due the Retrocessionaires within 90 calendar days of the date specified in this Agreement. Any premium adjustments will be due by the debtor party within 150 calendar days of the expiry of this Agreement.

     C. Payment on return of premiums, commissions, profit sharing, or any amounts not provided in paragraphs A. or B. above, shall have the due date as specified in this Agreement. If no due date is specified, the due date shall be 90 days following the date of billing.

     D. Failure by a Retrocessionaire or the Retrocedent to comply with their respective payment obligations within the time periods as herein provided will result in a compound interest penalty payable at a rate equal to the 90-day Treasury Bill rate as published in the Money Rate Section or any successor section of The Wall Street Journal on the first business day following the date a remittance becomes due, plus 1% per annum, to be compounded and adjusted quarterly. Any interest which occurs pursuant to this Article shall be calculated by the party to which it is owed. The accumulation of the number of days that any payment is past due will stop on the date that the Intermediary, where applicable, receives payment.

     E. The validity of any claim or payment may be contested under the provisions of this Agreement. If the debtor party prevails in an arbitration or any other proceeding, there shall be no interest penalty due. Otherwise, any interest will be calculated and due as outlined above.

     F. If a Retrocessionaire advances payment of any claim it is contesting, and prevails in the contest, the Retrocedent shall return such payment plus pay interest on same, calculated as per the provisions of this Article.

     G. Any interest that occurs pursuant to this Article may be waived by the party to which it is owed. Further, any interest which is calculated pursuant to this Article that is $100 or less shall be waived. Waiver of such interest, however, shall not affect the waiving party's rights to similar interest for any other failure by the other party to make payment when due under this Article.

     H. Nothing in this Article shall diminish any legal remedies that either party may have against the other.


                                  ARTICLE XI
                                  ----------

SETTLEMENTS
-----------

     The Retrocedent shall have the right to settle all claims under its original contracts. All settlements, provided they are within the terms of this Agreement, shall be unconditionally binding on the Retrocessionaires in proportion to their participation in the Agreement, upon provision by the Retrocedent of the following: identification of loss including date and documented settlement/loss amounts and expenses received by the Retrocedent subject to this Agreement.

     Inadvertent omission in dispatching the aforementioned documentation will in no way affect the obligation of the Retrocessionaires under this Agreement, provided the Retrocedent informs the Retrocessionaires of such omission promptly upon discovery.


                                  ARTICLE XII
                                  -----------

OFFSET
------

    The Retrocedent or any Retrocessionaire hereunder shall be entitled to deduct from amounts due the other party under this Agreement any amounts due itself from the other party under this Agreement; however, in the event of the insolvency of any party hereto, offset shall be in accordance with applicable law.

                                 ARTICLE XIII
                                 ------------

SALVAGE AND SUBROGATION
-----------------------

     The Retrocessionaires shall be credited with their share of salvage and/or subrogation in respect of claims and settlements under this Agreement, less their share of recovery expense. Unless the Retrocedent and the Retrocessionaires agree to the contrary, the Retrocedent shall enforce its right to salvage and/or subrogation and shall prosecute all claims arising out of such right.


                                  ARTICLE XIV
                                  -----------

WARRANTY
--------

     It is hereby warranted that the Retrocedent and the Retrocessionaires hereon shall retain all business subject to this Agreement net and unreinsured in any way, subject to the limits expressed in the Coverage Article.


                                  ARTICLE XV
                                  ----------

DELAYS, ERRORS, OR OMISSIONS
----------------------------

     Inadvertent delays, errors, or omissions made in connection with this Agreement shall not relieve either party from any liability which should have attached to either party had such delay, error, omission not occurred, provided always that such error or omission is rectified immediately upon discovery.

                                  ARTICLE XVI
                                  -----------

AMENDMENTS
----------

     This Agreement may be altered or amended in any of its terms and conditions by mutual consent of the Retrocedent and the Retrocessionaires by addenda hereto which will then constitute a part of this Agreement.


                                 ARTICLE XVII
                                 ------------

ACCESS TO RECORDS
-----------------

     The Retrocessionaires, or their duly accredited representatives, shall have access to the books and records of the Retrocedent on matters reasonably relating to this reinsurance at all reasonable times for the purpose of obtaining information concerning this Agreement or the subject matter hereof. Except as provided in the following sentence, access to premium records is restricted to within four years of the expiration of this Agreement. A Retrocessionaire shall be permitted access to premium records subsequent to the aforementioned period only on the condition that either: a) there are no balances payable hereunder by the Retrocessionaire which are overdue as provided in the Interest Penalty Article of this Agreement, or b) the Retrocessionaire has funded all balances due hereunder in an interest-bearing trust fund or with a Letter of Credit as hereinafter provided.
     Should a Retrocessionaire choose option b) of the foregoing paragraph, the Retrocessionaire agrees to provide the Retrocedent a Trust Agreement established at Morgan Guaranty Trust Company of New York, New York, or at a mutually agreed successor Trustee, or a clean, irrevocable, and evergreen Letter of Credit, issued by Morgan Guaranty Trust Company of New York, New York, or by a mutually agreed bank, of which the Retrocedent shall be the beneficiary, which shall secure in full all balances due from the Retrocessionaire to the Retrocedent with respect to this Agreement.

Such Trust Agreement and/or Letter of Credit shall be established under the laws of the state of New York and shall meet all requirements of the state regulatory authorities applicable to the Retrocedent. The Retrocessionaire is responsible for all costs associated with providing such Trust Agreement and/or Letters of Credit as required under this Article.


                                 ARTICLE XVIII
                                 -------------

CONFIDENTIALITY
---------------

     It is a condition precedent to any indemnification under this Agreement that the Retrocedent shall not disclose any details of this Agreement at any time to any third party without the approval of the Retrocessionaires. Notwithstanding the foregoing, the Retrocedent may disclose details of this Agreement to Names and their agents, auditors, accountants, and other third parties as may be required in order to comply with law or with the bylaws of Lloyd's, provided that they themselves respect the confidentiality of this undertaking.


                                  ARTICLE XIX
                                  -----------

INSOLVENCY
----------

     In the event of the Retrocedent's insolvency, the reinsurance afforded by this Agreement shall be payable by the Retrocessionaires on the basis of the Retrocedent's liability under the original contracts reinsured without diminution because of the Retrocedent's insolvency or because its liquidator, receiver, conservator, or statutory successor has failed to pay all or a portion of any claims, subject however to the right of the Retrocessionaires to offset against such funds due hereunder, any sums that may be payable to them by said insolvent Retrocedent in accordance with the Offset Article. The reinsurance shall be payable by the Retrocessionaires directly to the Retrocedent, its liquidator, receiver, conservator, or statutory successor except (a) where this Agreement specifically provides another payee of such reinsurance in the event of the Retrocedent's insolvency or (b) where the Retrocessionaires, with the consent of the direct insured or insureds, have assumed such policy obligations of the Retrocedent as direct obligations of themselves to the payees under such policies in substitution for the Retrocedent's obligation to such payees.

     The Retrocedent's liquidator, receiver, conservator, or statutory successor shall give written notice of the pendency of a claim against the Retrocedent under the original contracts within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim, the Retrocessionaires may investigate said claim and interpose in the proceeding where the claim is to be adjudicated, at their own expense, any defense that they may deem available to the Retrocedent, its liquidator, receiver, conservator, or statutory successor. The expense thus incurred by the Retrocessionaires shall be chargeable against the Retrocedent, subject to court approval, as part of the expense of conservation or liquidation to the extent that such proportionate share of the benefit shall accrue to the Retrocedent solely as a result of the defense undertaken by the Retrocessionaires. Where two or more Retrocessionaires are involved in the same claim, and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Retrocedent.

     In the event of insolvency of the Retrocedent, the Retrocessionaires under this Agreement shall have all rights, as more fully set forth in Section 173 of Illinois Insurance Code, as amended.